Exhibit 10.2

This instrument was prepared by and after recording should be returned to: Vedder Price, P.C. 1633 Broadway, 31st Floor New York, New York 10019 ATTN: Jeffrey T. Veber, Esq.
SPACE ABOVE THIS LINE FOR RECORDER’S USE.

LEASEHOLD MORTGAGE, SECURITY AGREEMENT

ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

NOTICE: THE CREDIT AGREEMENT AND CREDIT FACILITY SECURED BY THIS INSTRUMENT CONTAIN PROVISIONS ALLOWING FOR CHANGES IN THE INTEREST RATE, ALL OF WHICH ARE INCORPORATED HEREIN BY THIS REFERENCE.

THIS DOCUMENT IS ALSO A FIXTURE FILING IN ACCORDANCE WITH THE UNIFORM COMMERCIAL CODE.

LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES

AND RENTS AND FIXTURE FILING

THIS LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this “Instrument”) is made as of this 21st day of December, 2023, by BETA TECHNOLOGIES INC., a Delaware corporation (“Mortgagor”), whose address is 1150 Airport Drive, South Burlington, Vermont 05403, in favor of the EXPORT-IMPORT BANK OF THE UNITED STATES, an agency of the United States of America (“Mortgagee”), whose address is 811 Vermont Avenue N.W., Washington, D.C. 20571.

RECITALS

R-l. Pursuant to a certain Credit Agreement dated as of December 13, 2023 (as the same may be amended, modified, increased, renewed or restated from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement), Mortgagee has agreed to make available to Mortgagor a credit loan facility in the maximum principal amount of ONE HUNDRED SEVENTY MILLION ONE HUNDRED THREE THOUSAND TEN AND 00/100 ($170,103,010.00) DOLLARS (the “Credit Facility”). Mortgagor has executed and delivered a promissory note evidencing the indebtedness incurred by Mortgagor under the Credit Agreement (as the same may be amended, modified, increased, renewed or restated from time to time, and together with all renewal notes issued in respect thereof, collectively the “Note”). The Note matures on December 20, 2038. The terms and provisions of the Credit Agreement and Note are hereby incorporated by reference in this Instrument. The term “Security Documents” shall mean this Instrument, the Ground Lessor’s Consent, Nondisturbance, Attornment and Estoppel Agreement, the Assignment of Leases and Rents, the Environmental Indemnity Agreement, the Assignment of Permits and any other documents securing the Credit Agreement. This Instrument, the other Security Documents, the Credit Agreement, the Note and all of the other documents evidencing, securing and/or governing or executed in connection with the Credit Agreement, as the same may be amended, modified, increased, renewed or restated from time to time, are herein referred to collectively as the “Finance Documents.”

R-2. The term “Obligations” as used herein means (a) the principal of, and interest on, the Credit Facility and all other sums, fees, charges and expenses due or payable under this Instrument, the Credit Agreement, Note or any other Finance Documents, (b) all agreements and covenants with and obligations to Mortgagee arising under, out of, or as a result of or in connection with the Finance Documents, (c) all amounts advanced by Mortgagee to preserve, protect, defend, and enforce its rights under this Instrument and the other Finance Documents or in the collateral encumbered by the Finance Documents, and all expenses incurred by Mortgagee in connection therewith, and (d) any and all other present and future indebtedness, liabilities and obligations of every kind and nature whatsoever of the Mortgagor to the Mortgagee, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, both now and hereafter existing, or due or to become due, whether as Mortgagor, guarantor, surety, indemnitor, assignor, pledgor or otherwise and as otherwise stated in or arising under the Credit Agreement. The term “Event of Default” shall have the meaning given it in Section 10.03(a) of the Credit Agreement. The term “Default Rate” shall mean the highest rate of interest applicable under the Credit Agreement following the occurrence of any default under the Credit Agreement, Note or any other Finance Documents.

R-3. Mortgagee wishes to secure the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) and the due and punctual performance of the Obligations.

R-4. Mortgagor is the Tenant under that certain Ground Lease, dated July 28, 2022 by and between CITY OF BURLINGTON, a Vermont municipal corporation, and Mortgagor as Tenant, covering the hereafter described Property (as amended from time to time, the “Lease”).

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure the payment and performance of the Obligations, Mortgagor has executed this Instrument and does hereby irrevocably mortgage, grant, warrant, bargain, sell, alienate, remise, convey, and confirm unto Mortgagee, with the power of sale (to the extent permitted by applicable law), and the right of entry and possession, under and subject to the terms and conditions hereof, for the benefit and security of Mortgagee, as agent, and with mortgage covenants, all of Mortgagor’s right, title and interest in and to all of the following described property and all proceeds thereof, whether now owned or hereafter acquired (which property and proceeds are hereinafter sometimes collectively referred to as the “Property”), for the benefit of Mortgagee and grants to Mortgagee a mortgage in and to the Property:

A. The real estate described on Exhibit “A” attached hereto (the “Land”);

B. All of the following (collectively, the “Improvements”): all buildings and improvements and those Fixtures expressly identified on Schedule “A” attached hereto and made a part hereof (the “Leasehold Fixtures”), as now in effect or as may be revised or amended from time to time; to the extent not owned by subtenants of the Property; and all substitutions and replacements to any of the foregoing;

C. All of the right, title, interest and privileges of Mortgagor in, to, under and otherwise to the Land and Improvements by virtue of the Lease more particularly described in Exhibit “B” attached hereto and made a part hereof, and the leasehold estate created hereby (“Leasehold Estate”).

D. To the extent assignable, all plans, specifications, architectural renderings, drawings, soil test reports, other reports of examination or analysis of the Land or the Improvements;

E. All easements, rights-of-way, water courses, mineral rights, water rights, air rights and appurtenances in any way belonging, relating or appertaining to any of the Land or Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto (“Appurtenances”);

F. All Subleases, licenses and other agreements affecting the use, enjoyment or occupancy of the Land and/or Improvements, including without limitation, service agreements which include an occupancy agreement, now or hereafter entered into (the “Subleases”) and all rents, prepayments, security deposits, termination payments, royalties, profits, issues and revenues from the Land and/or Improvements from time to time accruing under the Lease (the “Rents”), reserving to Mortgagor, however, so long as no Event of Default has occurred hereunder, a revocable license to receive and apply the Rents in accordance with the terms and conditions of Section 10 of this Instrument;

G. All claims, demands, judgments, insurance proceeds, tax refunds, reserves, deposits, rights of action, awards of damages, compensation, settlements and other rights to the payment of money hereafter made resulting from or relating to (i) the taking of the Land or the Improvements or any part thereof under the power of eminent domain, (ii) any damage (whether caused by such taking, by casualty or otherwise) to the Land, Improvements or Appurtenances or any part thereof, or (iii) the ownership or operation of the Property;

H. To the extent assignable, all management contracts, permits, certificates, licenses, approvals, contracts, options, development rights, entitlements and authorizations, however characterized, issued or in any way furnished for the acquisition, construction, development, operation and use of the Land, Improvements and/or Subleases, including building permits, environmental certificates, licenses, certificates of operation, warranties and guaranties;

I. Intentionally omitted;

J. Any monies on deposit with or for the benefit of Mortgagee, including deposits for the payment of real estate taxes, insurance premiums and any cash collateral account;

K. All refunds, rebates, reimbursements, reserves, deferred payments, deposits, cost savings, governmental subsidy payments, governmentally-registered credits (such as emissions reduction credits), other credits, waivers and payments, whether in cash or in kind, due from or payable by (i) any Governmental Authority or (ii) any insurance or utility company expressly and solely relating to any or all of the Property or arising out of the satisfaction of any conditions imposed upon or the obtaining of any approvals for the development or rehabilitation of the Property, and in any case to the extent not owned by subtenants of the Property; and

L. All refunds, rebates, reimbursements, credits and payments of any kind due from or payable by any Governmental Authority for any taxes, special taxes, assessments, or similar governmental or quasi-governmental charges or levies imposed upon Mortgagor with respect to the Property or upon any or all of the Property or arising out of the satisfaction of any conditions imposed upon or the obtaining of any approvals for the development or rehabilitation of the Property, and

M. All proceeds, replacements, additions, substitutions, renewals and accessions of and to the Land, Improvements or Appurtenances.

TO HAVE AND TO HOLD the Property and all parts thereof, together with the rents, issues, profits and proceeds thereof, onto Mortgagee, its successors and assigns, forever, and Mortgagor, for Mortgagor and Mortgagor’s successors and assigns, hereby covenants that Mortgagor has good and marketable leasehold title and has the right to grant and convey the Property, that the Property is unencumbered, subject only to the Permitted Liens listed on Exhibit “C” attached hereto (to the extent that the same are valid, subsisting and affect the Property), and Mortgagor will warrant and defend the title to the Property against all claims and demands whatsoever, except as otherwise expressly provided in this Instrument.

PROVIDED, that if Mortgagor shall pay or cause to be irrevocably paid to Mortgagee the Obligations in full at the time and in the manner stated in this Instrument and other Finance Documents at any time before the sale hereinafter provided for, and shall well and truly perform, comply with and observe each and every covenant, agreement, term and condition of this Instrument and of the other Finance Documents, then these presents and the estate granted hereby shall cease, determine and become void, and Mortgagee shall (at the expense of Mortgagor), release and discharge this Instrument.

Mortgagor covenants and agrees with Mortgagee as follows:

1. Payment and Performance of Obligations.

Mortgagor shall promptly pay when due and shall promptly perform all Obligations, time being of the essence. All items required to be furnished under this Instrument shall be furnished without cost to Mortgagee.

2. Taxes and Other Obligations.

Mortgagor shall pay, when due, and before any interest, collection fees or penalties shall accrue, all taxes, assessments, fines, impositions and other charges and obligations, which may become a lien on or charge against the Property (collectively, the “Charges”). Mortgagor shall have the right to contest, in good faith by appropriate proceedings, the amount or validity of any such Charges to the extent expressly permitted under the other Finance Documents. Should Mortgagor fail to make any of such payments, Mortgagee may, at its option and at the expense of Mortgagor, pay the amounts due for the account of Mortgagor. Upon the request of Mortgagee, Mortgagor shall immediately furnish to Mortgagee all notices of amounts due and receipts evidencing payment. Mortgagor shall promptly notify Mortgagee of any lien on all or any part of the Property and shall promptly discharge any unpermitted lien or encumbrance.

3. Payment of Lease Rent.

Mortgagor will pay or cause to be paid, when due and payable, all base rent and additional rent and other charges (collectively, the “Lease Rent”) under the Lease.

4. Reserves for Taxes and Insurance.

Notwithstanding anything to the contrary in the Finance Documents, following and during the continuance an Event of Default under the Credit Agreement, at Mortgagee’s option, Mortgagor shall pay to Mortgagee (or to such Mortgagee representative or account as Mortgagor shall choose) an initial cash reserve in an amount adequate to pay all Charges for the ensuing tax fiscal year and shall thereafter continue to deposit with Mortgagee, in monthly installments, an amount equal to one-twelfth (1/12) of one hundred ten percent (110%) of the sum of the annual Charges reasonably estimated by Mortgagee, for the purpose of paying the installment of Charges next due on the Property (funds deposited for this purpose shall hereinafter be referred to as “Impounds”). In such event Mortgagor further agrees to cause all bills, statements or other documents relating to Charges to be sent or mailed directly to Mortgagee. Upon receipt of such bills, statements or other documents, and providing Mortgagor has deposited sufficient Impounds with Mortgagee pursuant to this Section 4, Mortgagee shall timely pay such amounts as may be due thereunder out of the Impounds so deposited with Mortgagee. If at any time and for any reason the Impounds deposited with Mortgagee are or will be insufficient to pay such amounts as may then or subsequently be due, Mortgagee may notify Mortgagor and within three (3) days of such notice Mortgagor shall deposit an amount equal to such deficiency with Mortgagee. Notwithstanding the foregoing, nothing contained herein shall cause Mortgagee to be deemed a trustee of said funds or to be obligated to pay any amounts in excess of the amount of funds deposited with Mortgagee pursuant to this Section 4. Mortgagee may commingle Impounds with its own funds and shall not be obligated to pay or allow any interest on any Impounds held by Mortgagee pending disbursement or application hereunder. Mortgagee may reserve for future payment of Charges such portion of the Impounds as Mortgagee may in its absolute discretion deem proper. Upon an Event of Default under any of the Finance Documents, Mortgagee may apply the balance of the Impounds upon any indebtedness or obligation secured hereby in such order as Mortgagee may determine notwithstanding that said indebtedness or the performance of said obligation may not yet be due according to the terms thereof. Should Mortgagor fail to deposit with Mortgagee (exclusive of that portion of said payments which has been applied by Mortgagee upon any indebtedness or obligation secured hereby) sums sufficient to fully pay such Charges before delinquency thereof, Mortgagee may, at Mortgagee’s election, but without any obligation to do so advance any amounts required to make up the deficiency, which advances, if any, shall be secured hereby and shall be repayable to Mortgagee as herein elsewhere provided, or at the option of Mortgagee the latter may, without making any advance whatever, apply any Impounds held by it upon any indebtedness or obligation secured hereby in such order as Mortgagee may determine, notwithstanding that said indebtedness or the performance of said obligation may not yet be due according to the terms thereof. Should any Event of Default occur and be continuing on the part of the Mortgagor in the payment or performance of any of Mortgagor’s obligations under the terms of the Finance Documents, Mortgagee may, at any time at Mortgagee’s option, apply any sums or amounts in its hands received pursuant to this Section 4 hereof, or as rents or income of the Property or otherwise, to any indebtedness or obligation of Mortgagor secured hereby in such manner and order as Mortgagee may elect, notwithstanding said indebtedness or the performance of said obligation may not yet be due according to the terms thereof. The receipt, use or application of any such Impounds paid by Mortgagor to Mortgagee hereunder shall not be construed to affect the maturity of any indebtedness secured by this Instrument or any of the rights or powers of Mortgagee under the terms of the Finance Documents or any of the obligations of Mortgagor or any guarantor under the Finance Documents.

5. Use of Property.

Unless required by applicable law, Mortgagor shall not permit changes in the use of any part of the Property from the use existing at the time this Instrument was executed. Mortgagor shall not initiate or acquiesce in a change in the zoning classification of the Property without the prior written consent of Mortgagee, which consent Mortgagee may withhold in its sole and absolute discretion. Mortgagor shall not grant easements burdening the Property (other than customary utility easements necessary for the use of the Property) without Mortgagee’s prior written consent, which consent shall not be unreasonably withheld.

6. Insurance and Condemnation.

(a) Insurance.

(i) Mortgagor shall keep the Improvements insured, and shall maintain casualty coverage, general liability coverage, business interruption coverage and such other coverages as required under Section 9.02(v) of the Credit Agreement or as otherwise requested by Mortgagee, by carrier(s), in amounts and in form at all times as required under Section 9.02(v) of the Credit Agreement, which carrier(s), amounts and form shall not be changed without the prior written consent of Mortgagee.

(ii) In case of loss or damage by fire or other casualty, Mortgagor shall give prompt written notice thereof to the insurance carrier(s) and to Mortgagee. Mortgagee is authorized and empowered, and Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact (such appointment is coupled with an interest), at its option, to make or file proofs of loss or damage and to settle and adjust any claim under insurance policies which insure against such risks, or to direct Mortgagor, in writing, to agree with the insurance carrier(s) on the amount to be paid in regard to such loss.

(iii) Provided no Event of Default then exists and Mortgagor certifies as to same, the net insurance proceeds (after deduction of Mortgagee’s reasonable costs and expenses, if any, in collecting the same) shall be made available for the restoration or repair of the Property if, in Mortgagee’s reasonable judgment: (a) restoration or repair and the continued operation of the Property is economically feasible; (b) the value of Mortgagee’s security is not reduced following any contemplated restoration; (c) the casualty loss is less than seventy-five percent (75%) of the replacement cost of the entirety of the Improvements at the time of occurrence of the applicable casualty; (d) an Event of Loss (as defined in the Credit Agreement) has not occurred; (e) the loss does not occur in the six (6) month period preceding the earliest stated maturity date of the Obligations and Mortgagee’s independent consultant certifies that the restoration of the Property can be completed at least sixty (60) days prior to the earliest stated maturity date of the Note and Obligations secured hereby; and (f) Mortgagor deposits with Mortgagee or its delegee or agent from time-to-time an amount, in cash, which Mortgagee, in its sole discretion, determines is necessary, in addition to the net insurance proceeds to pay in full the cost of the restoration or repair (Mortgagor’s deposit shall be disbursed prior to any disbursement of insurance proceeds held by Mortgagee). Any excess proceeds remaining after completion of such repair shall be distributed to Mortgagor. Notwithstanding the foregoing, it shall be a condition precedent to any disbursement of insurance proceeds held by Mortgagee hereunder that Mortgagee shall have approved (x) all plans and specifications for any proposed repair or restoration, (y) the construction schedule and (z) the architect’s and general contractor’s contract for all restoration. Mortgagee may establish other conditions it deems reasonably necessary to assure the work is fully completed in a good and workmanlike manner free of all liens or claims by reason thereof, and in compliance with all applicable laws, rules and regulations. At Mortgagee’s option and at Mortgagor’s sole cost and expense, the net insurance proceeds shall be disbursed pursuant to a construction escrow acceptable to Mortgagee. If an Event of Default then exists, or any of the conditions set forth in clauses (a) through (f) of this Section 6(a)(iii) have not been met or satisfied, the net insurance proceeds shall be applied to the Obligations in such order and manner as Mortgagee may elect, whether or not due and payable, with any excess paid to Mortgagor.

(iv) In the event Mortgagor fails to provide Mortgagee with evidence of the insurance coverage and/or any renewals thereof as required by the Credit Agreement and this Instrument, Mortgagee may, at its option, but shall be under no obligation to do so, effect such insurance and pay the premium therefor, and the Mortgagor shall promptly repay to the Mortgagee any premiums so paid, with interest thereon at the Default Rate. Any amount so expended by the Mortgagee, with interest thereon at the Default Rate, shall be secured by this Instrument.

(b) Condemnation.

(i) Mortgagor shall within three (3) business days of its receipt of notice thereof, notify Mortgagee of any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, and Mortgagor shall, after consultation with and subject to Mortgagee’s approval, appear in and prosecute any such action or proceeding. Upon Mortgagor’s failure to act in accordance with Mortgagee’s prior approval, Mortgagor authorizes Mortgagee, at Mortgagee’s option, as attorney-in-fact for Mortgagor (such appointment as attorney-in-fact is coupled with an interest), to commence, appear in and prosecute, in Mortgagee’s or Mortgagor’s name, any action or proceeding relating to any condemnation or other taking of the Property, and to settle or compromise any claim in connection with such condemnation or other taking. The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking of the Property, or part thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Mortgagee and in accordance with the provisions of Section 6(b)(ii) below. Mortgagee is authorized (but is under no obligation) to collect any such proceeds.

(ii) Mortgagee may, in its sole discretion, elect to (A) apply the net proceeds of any condemnation award (after deduction of Mortgagee’s reasonable costs and expenses, if any, in collecting the same) in reduction of the Obligations in such order and manner as Mortgagee may elect, whether due or not or (B) make the proceeds available to Mortgagor for the restoration or repair of the Property. Any implied covenant in this Instrument restricting the right of Mortgagee to make such an election is waived by Mortgagor. In addition, Mortgagor hereby waives the provisions of any law prohibiting Mortgagee from making such an election. If the net proceeds of the condemnation award are made available to Mortgagor for restoration or repair, the net proceeds of the condemnation award shall be disbursed upon satisfaction of and in accordance with the terms and conditions set forth in Section 6(a)(iii) above. Mortgagee (or its designee) is authorized (but is under no obligation) to collect any such proceeds.

7. Preservation and Maintenance of Property; Hazardous Materials.

(a) Mortgagor (1) shall not commit waste or permit impairment or deterioration of the Property; (2) shall not abandon the Property (it being understood that Mortgagor may suspend business operations as the result of any governmental emergency, public health crisis or act of God; provided, that (i) the time period for any such suspension of business operations shall be equal to the time frame of such emergency and/or crisis as aforesaid; and (ii)

the Property shall otherwise be preserved, protected and maintained in accordance with the terms of this Section 7); (3) shall keep the Property in good repair and restore or repair promptly, in a good and workmanlike manner, all or any part of the Property to the equivalent of its original condition, ordinary wear and tear excepted, or such other condition as Mortgagee may approve in writing, upon any damage or loss thereto in accordance with the terms of Section 5; (4) shall comply with all Applicable Law (as such term is defined in the Credit Agreement) applicable to the Property; (5) shall provide for management of the Property by Mortgagor or by a property manager satisfactory to Mortgagee pursuant to a contract in form and substance satisfactory to Mortgagee, in its sole and absolute discretion; (6) will do or cause to be done any and all things or acts, all in a timely and proper manner, which, from the character and/or use of the Property, may be reasonably necessary to protect and preserve the Property; (7) will comply with all terms, covenants and conditions of all agreements and instruments, recorded and unrecorded, affecting the Property; (8) will not use the Property or any part thereof or allow the same to be used or occupied for any purpose other than as commercial manufacturing and office buildings fully in compliance with all zoning ordinances; (9) will pay all costs of operation, maintenance and ownership of the Property as they come due; (10) will not undertake or permit the execution of any renovation or other construction program which will cause the Property or any portion thereof to become unoccupied or vacant; (11) will continuously operate the Property and use commercially reasonable efforts to continuously open for business; and (12) shall give notice in writing to Mortgagee of and, unless otherwise directed in writing by Mortgagee, appear in and defend any action or proceeding purporting to affect the Property, the security granted by the Finance Documents or the rights or powers of Mortgagee. Neither Mortgagor nor any tenant or other person shall remove, demolish or alter any Improvement or any fixture, equipment, machinery or appliance in or on the Property and owned or leased by Mortgagor except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

(b) The Mortgagor covenants and agrees: that the Improvements have been, and all future improvements will be, constructed strictly in accordance with the requirements of all Applicable Law, regulatory authorities having jurisdiction, all approved site plan(s), all approved development plan(s) and all restrictive covenants affecting the Property or any part thereof; that the Improvements have been, and all future improvements will be, constructed and installed entirely within the bounds of the Land and do not encroach upon any easement or right-of-way or upon the land of others, except for such minor encroachments, above or below ground, onto or upon public space as may be consented to and permitted by the jurisdiction in which the Property is located; and that the Improvements are, and all future improvements will be, wholly within all building restriction lines however established, and do not and will not violate use and other restrictions contained in prior conveyances, zoning ordinances, building codes, health and safety codes, fire protection agreements, subdivision ordinances or restrictions, and are situate on a single subdivided lot of record. The Mortgagor covenants: (1) to diligently prosecute to completion and to complete all improvements to the Property required to be made under the terms of the Finance Documents; and (2) to diligently prosecute to completion and to complete all improvements for which construction was commenced by Mortgagor (regardless of whether such construction was required under the terms of the Finance Documents).

(c) Mortgagor acknowledges that simultaneously with the execution of this Instrument, Mortgagor has entered into an environmental indemnity agreement, which, among other things, provides for the indemnity of Mortgagee for all costs, losses and liabilities (subject to certain limitations set forth in the environmental indemnity agreement) incurred by the indemnitee for any matter relating to industrial hygiene, hazardous materials, environmental or unsafe conditions and/or the protection, preservation, conservation or regulation of the environment, as the same pertain to the Property, including, but not limited to, any matter relating to the presence of asbestos at the Property. All sums advanced by Mortgagee and any and all loss, costs and expenses incurred by Mortgagee or due or payable to Mortgagee (whether contingent or otherwise) in connection with such environmental indemnity agreement shall be secured by this Instrument as part of the Obligations. All terms, covenants and conditions of the environmental indemnity agreement are incorporated herein by this reference and made a part hereof with the same force and effect as if set forth herein in full. Mortgagor acknowledges that pursuant to the environmental indemnity agreement, Mortgagor has assigned to Mortgagee all of the Mortgagor’s rights and benefits under any right of indemnification or right to contribution to which Mortgagor may be entitled with respect to any environmental condition or matter at or affecting the Property.

8. Protection of Mortgagee’s Security.

If (a) Mortgagor fails to pay or perform the Obligations, (b) any action or proceeding is commenced which affects or could affect the Property or Mortgagee’s interest therein, including any loss, damage, cost, expense or liability incurred by Mortgagee with respect to (i) any environmental matters relating to the Property or (ii) the preparation of the commencement or defense of any action or proceeding or any threatened action or proceeding affecting the Finance Documents or the Property, then Mortgagee, at its option, may make such appearances, disburse such sums and take such action as Mortgagee deems necessary, in its sole discretion, to protect the Property or Mortgagee’s interest therein, including entry upon the Property to take such actions Mortgagee determines appropriate to preserve, protect or restore the Property. Any amounts disbursed by Mortgagee pursuant to this Section 8 (including attorneys’ fees, costs and expenses), together with interest thereon at the Default Rate from the date of disbursement, shall become additional Obligations secured of this Instrument and the other Finance Documents and shall be due and payable on demand. Nothing contained in this Section 8 shall require Mortgagee to incur any expense or take any action hereunder.

9. Actions.

Mortgagor shall warrant title and appear in and defend any claim or any action or other proceeding purporting to affect title or other interests relating to any part of the Property, the security of this Instrument or any other Security Documents or the rights of Mortgagee, and give Mortgagee prompt written notice of any such claim, action or proceeding. Mortgagee may, at the expense of Mortgagor, appear in and defend any such claim, action or proceeding and any claim, action or other proceeding asserted or brought against Mortgagee in connection with or relating to any part of the Property, this Instrument or any other Security Documents.

10. Subleases; Assignment of Subleases and Rents.

(a) Mortgagor has hereby assigned to Mortgagee all right, title and interest of Mortgagor in and to the Subleases and Rents as further security for the payment and performance of the Obligations. Promptly upon request by Mortgagee, Mortgagor agrees to execute and deliver such further assignments as Mortgagee may from time to time require.

(b) So long as there shall not have occurred an Event of Default, Mortgagor shall have a license to collect all Rents, and shall hold the same, in trust, to be applied first to the payment of all impositions, levies, taxes, assessments and other charges upon the Property, second to maintenance of insurance policies upon the Property required hereby, third to the expenses of Property operations, including maintenance and repairs required hereby, fourth to the payment of that portion of the Obligations then due and payable, and fifth, the balance, if any, to or as directed by Mortgagor. If an Event of Default has occurred, Mortgagor’s license to collect and secure the Rents shall cease and Mortgagee shall have the sole right, with or without taking possession of the Property to collect all Rents.

(c) Mortgagor shall comply with and observe Mortgagor’s obligations under all Subleases, including Mortgagor’s obligations pertaining to the maintenance and disposition of tenant security deposits, if any.

(d) If Mortgagee enters the Property, Mortgagee shall be liable to account only to Mortgagor and only for those Rents actually received. Mortgagee shall not be liable to Mortgagor, anyone claiming under or through Mortgagor or anyone having an interest in the Property, by reason of any act or omission of Mortgagee, and Mortgagor hereby releases and discharges Mortgagee from any such liability to the fullest extent permitted by law.

(e) Mortgagor acknowledges and agrees that, other than as approved in writing by Mortgagee, all Subleases shall be subordinate to this Instrument, as this Instrument may be amended from time to time, unless Mortgagee shall specify otherwise at any time during the term of this Instrument, and Mortgagor, if required by Mortgagee shall, at Mortgagor’s expense, cause the tenant under each of such Subleases to enter into a subordination, non-disturbance and attornment agreement with Mortgagee (and Mortgagor, if Mortgagee requires that Mortgagor be a party to such agreement) which is in form and substance satisfactory to Mortgagee, or cause such Subleases to be made superior to this Instrument in a manner satisfactory to Mortgagee. Each Sublease executed subsequent to the recording of this Instrument shall contain a provision permitting Mortgagee to notify the tenant at any time that the Sublease will be prior to the Instrument. Mortgagee shall be a third party beneficiary of all attornment provisions contained in all Subleases executed subsequent to this Instrument. All tenants who execute leases or lease amendments subsequent to the date of recording of this Instrument shall be bound by the terms of this provision.

(f) Mortgagor hereby irrevocably appoints Mortgagee its true and lawful attorney-in- fact, with full power of substitution and with full power for Mortgagee in its own name and capacity or in the name and capacity of Mortgagor to demand and collect any and all Rents and to file any claim or take any other action or proceeding and make any settlement regarding the Subleases. All tenants are hereby expressly authorized and directed to pay to Mortgagee, or to such nominee as Mortgagee may designate in a writing delivered to such tenants, all amounts due Mortgagor pursuant to the Subleases. All tenants are expressly relieved of all duty, liability or obligation to Mortgagor in respect of all payments so made to Mortgagee or such nominee.

(g) Mortgagor hereby agrees to indemnify Mortgagee and to hold Mortgagee harmless from any liability, loss or damage including, without limitation, reasonable attorneys’ fees, costs and expenses which may or might be incurred by Mortgagee under the Subleases or by reason of this Instrument, and from any and all claims and demands which may be asserted against Mortgagee by reason of any term, covenant or agreement contained in any of the Subleases; provided, that the Mortgagor shall have no obligation to indemnify Mortgagee hereunder with respect to obligations, liabilities, losses, costs, expenses, fines, penalties or damages (including reasonable attorneys’ fees) (i) to the extent arising solely from the gross negligence, willful misconduct or fraud of Mortgagee, (ii) to the extent attributable to the breach by Mortgagee of its representations, warranties and/or obligations under any Finance Document, or (iii) that would not have been incurred in the absence of an amendment or supplement to any Finance Document (other than an amendment or supplement (A) requested by or consented to in writing by the Mortgagor, (B) required by Applicable Law, or (C) made during the continuance of an Event of Default).

(h) Mortgagee may, at its option, upon prior notice to Mortgagor (except in the event of an emergency) perform any Sublease covenant for and on behalf of Mortgagor, and all monies expended in so doing shall be chargeable to Mortgagor and added to the Obligations and shall be immediately due and payable.

(i) This Instrument shall not be deemed to impose upon Mortgagee any of the obligations or duties of the landlord or Mortgagor provided in any Sublease. Mortgagor hereby acknowledges and agrees: (i) Mortgagor is and will remain liable under any Subleases to the same extent as though this Instrument had not been made; and (ii) Mortgagee has not by this Instrument assumed any of the obligations of Mortgagor under any Subleases, except as to such obligations which arise after such time as Mortgagee shall have assumed full ownership or control of the Property. This Instrument shall not make Mortgagee responsible for the control, care, management, or repair of the Property or any personal property or for the carrying out of any of the terms of any Subleases. Mortgagee shall not be liable in any way for any injury or damage to person or property sustained by any person or persons, firm, or corporation in or about the Property.

(j) Mortgagor shall not cancel, terminate, surrender, modify or amend or in any way alter or permit the alteration of any of the provisions of any Sublease or agree to any termination, amendment, modification or surrender of any Sublease without Mortgagee’s prior written consent in each instance.

11. Estoppel Certificate.

Mortgagor shall within ten (10) days after Mortgagee’s request, furnish Mortgagee with a written statement, duly acknowledged, setting forth the sums, according to Mortgagor’s books and records, secured by the Finance Documents and any right of set-off, counterclaim or other defense which exists against such sums and the Obligations.

12. Transfers of the Property or Interests in Mortgagor or Beneficial Owners.

(a) Except as expressly provided otherwise in the Credit Agreement, without the prior written consent of the Mortgagee (which consent may be given or withheld in Mortgagee’s sole and absolute discretion), Mortgagor shall not execute, participate in, facilitate, consent to or suffer or permit to occur any “Transfer Event” (as defined below). Except as expressly provided otherwise in the Credit Agreement, the occurrence of a Transfer Event without Mortgagee’s prior written consent shall constitute an Event of Default hereunder and under the Credit Agreement, regardless of whether Mortgagor had the power or capacity to prevent such occurrence.

(b) The term “Beneficial Owner” as used herein shall mean any person or entity that either directly or indirectly through one or more entities owns or controls a legal or beneficial ownership or voting interest in the Mortgagor. The term “Transfer Event” shall mean any or all of the following facts, events or circumstances, whether voluntary or involuntary and whether occurring as a single transaction or as a series of transactions: (1) the sale, transfer, grant, conveyance, assignment or other disposition or alienation of all or any part of the Property or any interest therein (including, but not limited to, any sublease, any purchase option and any interest in the profits, losses or cash distributions in any way relating to or arising out of the Property, but not including customary utility easements necessary for the use of the Property following Mortgagee’s approval of same in writing); (2) the creation of any new ownership interest in Mortgagor or any Beneficial Owner; (3) the sale, transfer, grant, conveyance, assignment or other disposition or alienation of any ownership or voting interest in Mortgagor or any Beneficial Owner (including, but not limited to, any interest in the profits, losses or cash distributions in any way relating to or arising out of the Mortgagor or any Beneficial Owner); (4) without limiting the generality of the foregoing, any circumstance under which the Mortgagor is divested of title to the Property or any part thereof or any legal or beneficial interest therein; (5) without limiting the generality of the foregoing, any circumstance under which the Mortgagor or any Beneficial Owner shall merge or consolidate with or into any other entity; (6) the creation, levy or execution of any judgment or other non-consensual lien, against the Property or any part thereof or interest therein or any ownership interest in Mortgagor or any Beneficial Owner; (7) the mortgage, pledge, hypothecation, assignment or grant of any security interest in or lien upon any ownership interest in, voting interest in or interest in the profits or distributions from the Mortgagor or any Beneficial Owner; (8) the Mortgagor or any Beneficial Owner shall liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (9) the sale, transfer, grant, conveyance, assignment or other disposition or alienation of any of Mortgagor’s assets, or the capital stock of any subsidiary of Mortgagor, whether now owned or hereafter acquired; (10) the Mortgagor’s acquisition by purchase or otherwise of all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any other person or entity; or (11) any other fact, event or circumstance that effectuates a Transfer Event. All persons who have or may acquire an interest in the Property shall be deemed to have notice of and shall be bound by the terms of the Credit Agreement, the Note, this Instrument and the other Finance Documents.

(c) The Mortgagor shall continuously maintain its existence, qualification and right to do business and own property in the jurisdiction in which it is organized and in the jurisdiction where the Property is located (including reformation and continuance of the Mortgagor in the event of any termination thereof as a result of any event which by law terminates a partnership, corporation or limited liability company) and shall give Mortgagee written prior notice and copies of any amendments to Mortgagor’s governing documents. The by-laws, partnership agreement, articles of incorporation, articles of organization, operating agreement and all other documents governing the affairs of the Mortgagor must be satisfactory at all times to Mortgagee.

(d) Mortgagor has advised Mortgagee that it intends to subdivide the Land, Improvements and Appurtenances thereto such that the constructed final assembly facility (identified on Exhibit “D” to this Instrument) and its appurtenances together with all rights and interests granted to Mortgagee herewith and applicable thereto (collectively, the “Assembly Facility”) is separated under both Applicable Law and the Lease whether by (x) a leasehold condominium structure for the Property, which condominium units will be owned by Mortgagor and any and all tenants, subtenants, licensees or occupants of said units shall be subject to the prior written consent of Mortgagee determined in its sole and absolute discretion or (y) splitting of the Lease into multiple ground leases on terms substantially similar to the terms set forth in the Lease (either of the events described in subsections (x) or (y) being referred to herein as an “Assembly Facility Subdivision”). Mortgagee agrees that Mortgagor may effectuate an Assembly Facility Subdivision subject to the following terms and conditions: (i) the Assembly Facility can be separately mortgaged to Mortgagee as security for the Obligations; (ii) the title company (insuring this Instrument, or another title company acceptable to Mortgagee in its sole and absolute discretion) is willing to insure (by a new loan policy or an amendment to the existing loan policy) that Mortgagee has a first priority mortgage on the Assembly Facility; and (iii) Mortgagor has provided documentation for the Assembly Facility Subdivision (the “Assembly Facility Subdivision Documentation”) and such Assembly Facility Subdivision Documentation, including the terms and conditions and approvals specified therein, are acceptable to Mortgagee in its reasonable determination (together, the “Assembly Facility Subdivision Threshold”). Provided that no Event of Default exists and is continuing under any of the Finance Documents and/or the Lease and Mortgagor satisfies the Assembly Facility Subdivision Threshold, including, without limitation, satisfaction of all conditions to the Assembly Facility Subdivision set forth in the Assembly Subdivision Documentation, then Mortgagee agrees to execute and deliver all documents necessary to effectuate the Assembly Facility Subdivision and to amend or otherwise modify the legal description of the Property by entering into an amendment to this Instrument and any of the other requisite Financing Documents in each case in form and substance acceptable to Mortgagee in its reasonable determination (collectively, the “Amendment”) to amend or modify the description of the Property to include only the Assembly Facility (the “Modified Property”), in which case this Instrument, as amended by the Amendment, shall remain in full force and effect with respect to the Modified Property only and Mortgagee shall execute and deliver a partial release of this Instrument only with respect to the portion of the Property that does not constitute the Modified Property. Mortgagor will pay to Mortgagee, upon demand, all third-party costs and expenses incurred by Mortgagee in reviewing the Assembly Facility Subdivision and the Assembly Facility Subdivision Documentation, including, without limitation, attorney fees and that of any and all advisors and consultants retained by Mortgagee for same, and all such expenses and costs shall, until paid, become part of the Obligations and shall be secured by this Instrument.

(e) The covenants of this Section 12 shall survive any foreclosure and sale of the Property and any conveyance thereof by deed in lieu of foreclosure with respect to any such liens in existence as of the date of transfer of title.

13. No Additional Liens or Encumbrances.

Except as expressly permitted in the Credit Agreement, Mortgagor covenants not to execute any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, security agreement, assignment of leases and rents or other agreement granting a lien (except the liens granted to Mortgagee by the Finance Documents) against or encumbrance on the Property (except customary utility easements necessary for the use of the Property following Mortgagee’s approval of same in writing) or take or fail to take any other action which would result in a lien against the Property or the interest of Mortgagor in the Property without the prior written consent of Mortgagee.

14. Mortgagor and Lien Not Released.

Without affecting the liability of Mortgagor or any other person liable for the payment of the Obligations, and without affecting the charge of this Instrument as security for the payment of the Obligations, Mortgagee may from time to time and without notice to any junior lien holder or holder of any right or other interest in and to the Property: (a) release any person so liable; (b) waive or modify any provision of this Instrument or the other Finance Documents or grant other indulgences; (c) release all or any part of the Property; (d) take additional security for any obligation herein mentioned; (e) subordinate the charge of this Instrument; (f) consent to the granting of any easement; or (g) consent to any map or plan of the Property.

15. Security Agreement.

(a) This Instrument shall constitute a security agreement pursuant to the Uniform Commercial Code (“UCC”) for the Leasehold Fixtures, and Mortgagor hereby grants to Mortgagee a security interest in the Leasehold Fixtures. Any reproduction of this Instrument or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, Mortgagee shall have all of the rights and remedies of a secured party under the UCC as well as other rights and remedies available at law or in equity.

(b) Mortgagor agrees to execute and deliver to Mortgagee any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Instrument in such form as Mortgagee may require to perfect a security interest with respect to the Leasehold Fixtures. In addition, Mortgagee is hereby authorized to file financing statements naming itself as secured party, and Mortgagor as debtor, with respect to the Leasehold Fixtures. Mortgagor hereby authorizes and empowers Mortgagee and irrevocably appoints Mortgagee its agent and attorney-in-fact to execute and file, on Mortgagor’s behalf, all financing statements and refilings and continuations thereof as Mortgagee deems necessary or advisable to create, preserve and protect such lien. Mortgagor shall pay all costs (including, without limitation, legal fees) of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements as Mortgagee may reasonably require. Without limitation of the foregoing, if an Event of Default occurs, Mortgagee shall be entitled immediately to exercise all remedies available to it under the UCC, in addition to all remedies provided herein or existing under applicable law. In exercising its remedies, Mortgagee may exercise its remedies against the Leasehold Fixtures separately or together and in any order, without in any way affecting the availability of Mortgagee’s other remedies hereunder and/or under applicable law.

(c) Any party to any contract subject to the security interest granted herein shall be entitled to rely on the rights of Mortgagee without the necessity of any further notice or action by Mortgagor. Mortgagee shall not by reason of this Instrument or the exercise of any right granted hereby be obligated to perform any obligation of Mortgagor with respect to any portion of the Leasehold Fixtures nor shall Mortgagee be responsible for any act committed by Mortgagor, or any breach or failure to perform by Mortgagor with respect to any portion of the Leasehold Fixtures.

(d) Mortgagor shall not, without the prior written consent of Mortgagee, sell, assign, transfer, encumber, remove or permit to be removed from the Property any of the Leasehold Fixtures. So long as no Event of Default exists, Mortgagor may sell or otherwise dispose of the Leasehold Fixtures when obsolete, worn out, inadequate or unserviceable, but only upon replacing the same with other Leasehold Fixtures at least equal in value and utility to the disposed Leasehold Fixtures. Any replacement or substituted Leasehold Fixtures shall be subject to the security interest granted herein.

(e) To the extent permitted by law, Mortgagor and Mortgagee agree that with respect to all items of Leasehold Fixtures which are or will become fixtures on the Land, this Instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture filing” within the meaning of the UCC.

16. Events of Default; Acceleration of Indebtedness.

Upon the occurrence of an Event of Default, at the option of Mortgagee, the Obligations shall become immediately due and payable without notice to Mortgagor and Mortgagee shall be entitled to all of the rights and remedies provided in the Finance Documents or at law or in equity. Each remedy provided in the Finance Documents is distinct and cumulative to all other rights or remedies under the Finance Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

If any right or privilege of the Mortgagor herein, or any consent of Mortgagee herein, is conditioned upon the absence of an Event of Default, such right, privilege or consent shall be construed as being conditioned upon the absence of an Event of Default as well as the absence of any fact, event or circumstance that, with the passage of time, or the giving of notice, or both, could constitute an Event of Default.

17. Appointment of Receiver or Mortgagee in Possession.

If an Event of Default is continuing or if Mortgagee shall have accelerated the Obligations, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice, and without regard to the occupancy or value of any security for the Obligations or the insolvency of any party bound for its payment, to the appointment, at its option, of itself as mortgagee in possession, or of a receiver to take possession of and to operate the Property, and to collect and apply the Rents.

18. Entry; Foreclosure.

(a) Surrender Possession. Upon the occurrence of an Event of Default, Mortgagor, upon demand of Mortgagee shall forthwith surrender to Mortgagee the actual possession of the Property, or to the extent permitted by law, Mortgagee, or Mortgagee’s officers or agents or a receiver appointed by a court of competent jurisdiction, may enter and take possession of all or any part of the Property, and may exclude Mortgagor and its agents and employees wholly therefrom, and may have joint access with Mortgagor to the books, papers and accounts of Mortgagor. If Mortgagor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Mortgagee, Mortgagee or such receiver may obtain a judgment or decree conferring on Mortgagee or such receiver the right to immediate possession of the Property or requiring the delivery of the Property to Mortgagee or such receiver, and Mortgagor specifically consents to the entry of such judgment or decree. Mortgagor will pay to Mortgagee, upon demand, all expenses of obtaining such judgment or decree, including costs and expense incurred by Mortgagee, its attorneys and agents, and all such expenses and costs shall, until paid, become part of the Obligations and shall be secured by this Instrument. Upon every such entering upon or taking of possession, Mortgagee or such receiver may hold, store, use, operate, manage and control the Property and conduct the business thereof, and Mortgagee or such receiver may take any action required by applicable law or which Mortgagee or such receiver believes necessary to enforce compliance with the environmental provisions contained herein or in the other Finance Documents, and negotiate with governmental authorities with respect to the Property’s environmental compliance and remedial measures in connection therewith. Mortgagee and such receiver and their representatives shall have no liability for any loss, damage, injury, cost or expense resulting from any action or omission which was taken or omitted in good faith. Upon the occurrence of an Event of Default, Mortgagee may, at its sole option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith, with interest thereon at the Default Rate or at the maximum rate from time to time allowed by applicable law, whichever is less, shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee. Notwithstanding anything to the contrary herein, Mortgagee shall have no obligation, explicit or implied to pay, perform, or observe any term, covenant, or condition.

(b) Pursue Remedies. When the Obligations or any part thereof shall become due, whether by acceleration or otherwise, Mortgagee may, either with or without entry or taking possession as herein provided or otherwise, proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy to: (i) enforce payment of the Note or the performance of any term, covenant, condition or agreement of Mortgagor under any of the Finance Documents; (ii) foreclose on the Obligations or any part thereof and sell the Property as an entirety or otherwise, as Mortgagee may determine; (iii) exercise its rights under Section 15 with respect to all or any portion of the Leasehold Fixtures in accordance with the provisions of the UCC; and/or (iv) pursue any other right or remedy available to it under or by the law and decisions of the State in which the Land is located, Mortgagee specifically hereby granting Mortgagor a power of sale under 12 V.S.A. Section 4961 et. seq., and accordingly, Mortgagee shall have all of the rights and powers granted by Vermont law to the holder of a mortgage containing a power of sale, including the right, to the extent permitted by Vermont law, to foreclose Mortgagor’s equity of redemption upon a default under this Instrument, by exercising the power of sale, without first commencing a foreclosure action or obtaining a foreclosure decree, and to give such notices and to do all other acts, including the giving of a foreclosure deed upon completion of the foreclosure sale, as are permitted or required by 12 V.S.A. Sections 4961-4970 to foreclose a mortgage without judicial action. In addition, Mortgagee shall have all other remedies provided by applicable law, including, without limitation, the right to pursue a judicial sale of the Property or any portion thereof or to pursue strict foreclosure or to take a deed in lieu of foreclosure or an assignment. Notwithstanding any statute or rule of law to the contrary, the failure to join any tenant or tenants of the Property as party defendant or defendants in any foreclosure action or the failure of any such order or judgment to foreclose their rights shall not be asserted by Mortgagor as a defense in any civil action instituted to collect (A) the Obligations, or any part thereof or (B) any deficiency remaining unpaid after foreclosure and sale of the Property. Upon any foreclosure sale, Mortgagee may bid for and purchase the Property and shall be entitled to apply all or any part of the Obligations as a credit to the purchase price.

(c) Mixed Collateral. Upon the occurrence of an Event of Default under this Instrument, Mortgagee, pursuant to the appropriate provisions of the UCC, shall have an option to proceed with respect to both the real property portion of the Property and the Leasehold Fixtures in accordance with its rights, powers and remedies with respect to such real property, in which event the default provisions of the UCC shall not apply. Such option shall be revocable by Mortgagee as to all or any portion of the Leasehold Fixtures at any time prior to the sale of the remainder of the Property. In such event Mortgagee shall cause the sale of the Leasehold Fixtures to be conducted in combination with the sale of the remainder of the Property. Should Mortgagee elect to sell the Leasehold Fixtures or any part thereof which is real property or which Mortgagee has elected to treat as real property or which may be sold together with the real property as provided above, Mortgagee shall give such notice of default and election to sell as may then be required by law. The parties agree that if Mortgagee shall elect to proceed with respect to any portion of the Leasehold Fixtures separately from such real property, five (5) days’ notice of the sale of the Leasehold Fixtures shall be reasonable notice. The expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys’ fees, costs and expenses, and other expenses incurred by Mortgagee.

(d) Rescission of Notice of Sale. Mortgagee may from time to time rescind any notice of default or notice of sale before any foreclosure sale as provided above in accordance with the laws of the State in which the Land is located. The exercise by Mortgagee of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Mortgagee to execute other declarations or notices of default to satisfy the obligations of this Instrument, or otherwise affect any provision, covenant or condition of any Finance Document or any of the rights, obligations or remedies of Mortgagee hereunder or thereunder.

(e) Rights and Remedies Cumulative. Mortgagee shall have all powers, rights and remedies under applicable law whether or not specifically or generally granted or described in this Instrument, including but not limited to a power of sale under 12 V.S.A. Section 4961 et seq.. Nothing contained herein shall be construed to impair or to restrict such powers, rights and remedies or to preclude any procedures or process otherwise available to secured parties or beneficiaries under deeds to secure debt, mortgages or deeds of trust in the State in which the Land is located. Mortgagee shall be entitled to enforce the payment and performance of the Obligations and to exercise all rights and powers under this Instrument or under any other

Finance Document or other agreement of any laws now or hereafter in force, notwithstanding the fact that some or all of the Obligations may now or hereafter be otherwise secured, whether by deed to secure debt, deed of trust, mortgage, pledge, lien, assignment or otherwise. Neither the acceptance of this Instrument nor its enforcement, whether by court action or pursuant to the power of sale or other powers contained herein, shall prejudice or in any manner affect Mortgagee’s right to realize upon or enforce any other rights or security now or hereafter held by Mortgagee. Mortgagee shall be entitled to enforce this Instrument and any other rights or security now or hereafter held by Mortgagee in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy contained herein or by law provided or permitted, but each shall to the extent permitted by law be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. Every power or remedy given by any of the Finance Documents to Mortgagee or to which Mortgagee may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee, and Mortgagee may pursue inconsistent remedies. By exercising or by failing to exercise any right, option or election hereunder, Mortgagee shall not be deemed to have waived any provision hereof or to have released Mortgagor from any of the obligations secured hereby unless such waiver or release is in writing and signed by Mortgagee. The waiver by Mortgagee of Mortgagor’s failure to perform or observe any term, covenant or condition referred to or contained herein to be perform or observed by Mortgagor shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of Mortgagor to perform or observe the same or any other such term, covenant or condition referred to or contained herein, and no custom or practice which may develop between Mortgagor and Mortgagee during the term hereof shall be deemed a waiver of or in any way affect the right of Mortgagee to insist upon the performance by Mortgagor of the obligations secured hereby in strict accordance with the terms hereof or of any other Finance Document.

19. Expenditures and Expenses.

In any action to foreclose hereunder or otherwise enforce Mortgagee’s rights and remedies hereunder, there shall be allowed and included as additional Obligations all costs which may be paid or incurred by or on behalf of Mortgagee, including, without limitation, all costs, expenses and fees as may be incurred by Mortgagee in the protection of the Property and the maintenance of this Instrument, including, attorneys’ fees and costs in any litigation or proceeding affecting this Instrument, the Note, the other Finance Documents, the Property or the Leasehold Fixtures, including probate, appellate, and bankruptcy proceedings and any post-judgment proceedings to collect or enforce any judgment or order relating to this Instrument or the other Finance Documents or in preparation for the commencement or defense of any action or proceeding, shall be immediately due and payable to Mortgagee, with interest thereon at the Default Rate, and shall be secured by this Instrument. This provision is separate and several and shall survive the merger of this provision into any judgment.

20. Application of Proceeds of Foreclosure Sale.

After deducting all costs, fees and expenses of Mortgagee and of this Instrument, including, without limitation, costs of evidence of title and actual and customary attorneys’ fees, costs and expenses of Mortgagee in connection with a sale as provided in Section 18 above the, proceeds of any foreclosure sale of the Property shall be distributed and applied in the order of priority set forth in the Finance Documents with the remainder, if any, to be distributed to the person or persons legally entitled thereto as their rights may appear.

21. Future Advances.

This Instrument is given to secure not only the existing Obligations, but also future advances (whether such advances are obligatory or are made at the option of Mortgagee, or otherwise) made by Mortgagee under the Credit Agreement or this Instrument, to the same extent as if such future advances were made on the date of the execution of this Instrument. The total amount of indebtedness that may be so secured may decrease or increase from time to time, but all Obligations secured hereby shall in no event exceed five (5) times the aggregate face amount of the Note.

22. Waiver of Statute of Limitations.

Mortgagor hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Finance Documents or to any action brought to enforce the Credit Agreement, Note or any other obligation secured by any of the Finance Documents.

23. Waiver of Homestead and Redemption.

Mortgagor agrees, to the fullest extent permitted by law, that in an Event of Default, neither Mortgagor nor anyone claiming through or under Mortgagor will set up, claim, or seek to take advantage of any moratorium, reinstatement, marshalling, forbearance, appraisement, valuation, stay, homestead, extension, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument, or the sale of the Property, or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Mortgagor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully do so, the benefit of all such laws, and any and all rights to have the assets subject to the security interest of this Instrument marshalled upon any foreclosure or sale under the power granted herein.

24. Governing Law; Severability.

THIS INSTRUMENT SHALL BE GOVERNED, INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT TO THE EXTENT THE MANDATORY PROVISIONS OF THE LAWS OF ANOTHER JURISDICTION RELATING TO (I) THE PERFECTION OR THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTERESTS IN ANY OF THE PROPERTY, (II) THE SECURITY TITLE, ENCUMBRANCE OR OTHER INTEREST IN THE PROPERTY GRANTED OR CONVEYED BY THIS INSTRUMENT, OR (III) THE AVAILABILITY OF AND PROCEDURES RELATING TO ANY REMEDY HEREUNDER OR RELATED TO THIS INSTRUMENT ARE REQUIRED TO BE GOVERNED BY SUCH OTHER JURISDICTION’S LAWS, SUCH OTHER LAWS SHALL BE DEEMED TO GOVERN AND CONTROL. THE INVALIDITY, ILLEGALITY OR UNENFORCEABILITY OF ANY PROVISION OF THIS INSTRUMENT SHALL NOT AFFECT OR IMPAIR THE VALIDITY, LEGALITY OR ENFORCEABILITY OF THE REMAINDER OF THIS INSTRUMENT, AND TO THIS END, THE PROVISIONS OF THIS INSTRUMENT ARE DECLARED TO BE SEVERABLE.

25. Notice.

Notices shall be given under this Instrument in conformity with the terms and conditions of the Credit Agreement and in conformity with applicable law.

26. Successors and Assigns Bound; Joint and Several Liability; Agents; Captions.

The covenants and agreements contained in the Finance Documents shall bind, and the rights thereunder shall inure to, the respective successors and assigns of Mortgagee and Mortgagor, subject to the provisions of Section 12 hereof. All covenants and agreements of Mortgagor shall be joint and several. In exercising any rights under the Finance Documents or taking any actions provided for therein, Mortgagee may act through its employees, agents or independent contractors as authorized by Mortgagee. The captions and headings of the paragraphs and the page footers of this Instrument are for convenience only and are not and are not to be used to interpret or define the provisions hereof.

27. Release.

Upon irrevocable payment of all sums secured by this Instrument, Mortgagee shall release this Instrument and the Finance Documents. Mortgagor shall pay Mortgagee’s reasonable costs incurred in releasing this Instrument, any financing statements related hereto and/or any other security interest created by the other Security Documents.

28. Forbearance by Mortgagee Not a Waiver.

Any forbearance by Mortgagee in exercising any right or remedy under any of the Finance Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. Mortgagee’s acceptance of payment of any sum secured by any of the Finance Documents after the due date of such payment shall not be a waiver of Mortgagee’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Mortgagee shall not be a waiver of Mortgagee’s right to accelerate the maturity of the Obligations, nor shall Mortgagee’s receipt of any awards, proceeds or damages under Section 6 hereof operate to cure or waive Mortgagor’s default in payment or sums secured by any of the Finance Documents. With respect to all Finance Documents, only waivers made in writing by Mortgagee shall be effective against Mortgagee.

29. Jury Trial Waiver.

TO THE EXTENT PERMITTED BY APPLICABLE STATE LAW, MORTGAGOR AND MORTGAGEE, BY ITS ACCEPTANCE OF THIS INSTRUMENT, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CIVIL ACTION BASED UPON, OR ARISING OUT OF THIS INSTRUMENT AND THE OTHER FINANCE DOCUMENTS. MORTGAGOR AND MORTGAGEE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS RELIED ON THIS WAIVER IN ENTERING INTO THIS INSTRUMENT AND THE OTHER FINANCE DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MORTGAGOR AND MORTGAGEE REPRESENT AND WARRANT THAT EACH HAS HAD THE OPPORTUNITY TO REVIEW THIS JURY WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

30. Terms.

As used in the Finance Documents, (i) “business day” means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in New York are closed; and (ii) the words “include” and “including” shall mean “including but not limited to” unless specifically set forth to the contrary.

31. Stamp or Tax.

Should any stamp tax, intangible tax, intangible recording tax or other tax (excluding income, franchise, gross receipts or similar taxes with respect to Mortgagee), now or hereafter become payable with respect to this Instrument or any of the other Finance Documents executed in connection herewith or their execution or delivery, Mortgagor will pay the tax before its due date and hold Mortgagee harmless from the cost of the tax.

32. Subrogation.

To the extent that proceeds of the Credit Facility are used to pay any outstanding lien, charge or encumbrance affecting the Property, such proceeds have been advanced by Mortgagee at Mortgagor’s request, and Mortgagee shall be subrogated to all rights, interest and liens owned or held by any owner or holder of such outstanding liens, charges and encumbrances, irrespective of whether such liens, charges or encumbrances are released of record. The terms and provisions hereof shall govern the rights and remedies of Mortgagee and shall supersede the terms, provisions, rights, and remedies under the lien or liens to which Mortgagee is subrogated hereunder.

33. Indemnification.

Mortgagor hereby indemnifies and agrees to defend (with legal counsel acceptable to and approved by Mortgagee) and hold Mortgagee harmless from and against all obligations, liabilities, losses, costs, expenses, fines, penalties or damages (including reasonable attorneys’ fees) which Mortgagee may incur by reason of this Instrument or with regard to the Property; provided, that the Mortgagor shall have no obligation to Mortgagee hereunder with respect to obligations, liabilities, losses, costs, expenses, fines, penalties or damages (including reasonable attorneys’ fees) (i) to the extent arising solely from the gross negligence, willful misconduct or fraud of Mortgagee, (ii) to the extent attributable to the breach by Mortgagee of its representations, warranties and/or obligations under any Finance Document, or (iii) that would not have been incurred in the absence of an amendment or supplement to any Finance Document (other than an amendment or supplement (A) requested by or consented to in writing by the Mortgagor, (B) required by Applicable Law, or (C) made during the continuance of an Event of Default). Except as provided in the preceding sentence, Mortgagor shall defend Mortgagee against any claim or litigation involving Mortgagee for the same with counsel approved and instructed by Mortgagee in its sole and absolute discretion, and should Mortgagee incur such obligation, liability, loss, cost, expense, fine, penalty or damage, then Mortgagor shall reimburse Mortgagee upon demand. Any amount owed to Mortgagee under this provision shall bear interest at the Default Rate from the date the funds are expended by Mortgagee until Mortgagee has been reimbursed in full by Mortgagor and shall be secured hereby.

34. Withdrawal or Continuance of Proceedings.

In case Mortgagee shall have proceeded to enforce any right, power or remedy under this Instrument by foreclosure, entry or otherwise or in the event Mortgagee shall have commenced advertising the intended exercise of the right of foreclosure provided hereunder, and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to Mortgagee, then in every such case (i) Mortgagor and Mortgagee shall be restored to their former positions and rights, (ii) all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken, (iii) each and every Event of Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall and shall be deemed to be a continuing Event of Default, and this Instrument and the Obligations secured by this Instrument, or any other instrument concerned therewith, shall not be and shall not be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment, and Mortgagor hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the above.

35. Advances.

All advances made by Mortgagee hereunder, whether to protect the mortgage granted pursuant to this Instrument or for any other purpose permitted hereunder, shall be deemed part of the Obligations secured hereby and shall bear interest, from the date of disbursement, at the Default Rate and shall be payable upon demand.

36. Notice of Election of Options.

Except where specifically provided herein to the contrary, notice of the exercise of any option granted to the Mortgagee herein shall not be required to be given, and the Mortgagor hereby waives any notice of the election by the Mortgagee to exercise any such option.

37. Leasehold Mortgage Provisions.

(a) Mortgagor hereby covenants, warrants and represents as follows:

(i) the Lease is in full force and effect, unmodified by any writing or otherwise;

(ii) all rent, additional rent and/or other charges reserved in or payable under the Lease have been paid to the extent that they are due and payable as of the date hereof and have not been contested, disputed or set-off, in accordance with the terms of the Lease;

(iii) Mortgagor enjoys the quiet and peaceful possession of the Leasehold Estate;

(iv) Mortgagor has not delivered or received any notices of default which is continuing under the Lease and is not in default under any of the terms of the Lease and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute a default under the Lease;

(v) the lessor under the Lease is not in default under any of the terms of the Lease on its part to be observed or performed;

(vi) Mortgagor has delivered to Mortgagee a true, accurate and complete copy of the Lease;

(vii) Mortgagor promptly shall pay the Lease Rent and all other sums and charges mentioned in, and payable under, the Lease in accordance with the terms and provisions thereof;

(viii) Mortgagor promptly shall perform and observe all of the terms, covenants and conditions required to be performed and observed by the lessee under the Lease, the breach of which could permit any party to the Lease to validly terminate the Lease (including, but without limiting the generality of the foregoing, any payment obligations), shall do all things necessary to preserve and to keep unimpaired its rights under the Lease, shall not waive, excuse or discharge any of the obligations of the lessor under the Lease without Mortgagee’s prior written consent in each instance and shall diligently and continuously enforce the obligations of the lessor under the Lease;

(ix) Mortgagor shall not do, permit or suffer any event or omission as a result of which there could occur a default under the Lease or any event which, with the giving of notice or the passage of time, or both, would constitute a default under the Lease which could permit any party to the Lease to validly terminate the Lease (including, but without limiting the generality of the foregoing, a default in any payment obligation);

(x) Mortgagor shall not cancel, terminate, surrender, modify or amend or in any way alter or permit the alteration of any of the provisions of the Lease or agree to any termination, amendment, modification or surrender of the Lease without Mortgagee’s prior written consent in each instance;

(xi) Mortgagor shall deliver to Mortgagee copies of any notice of default by any party under the Lease, or of any notice from the lessor under the Lease of its intention to terminate the Lease or to re-enter and take possession of the Property, promptly upon delivery or receipt of such notice, as the case may be;

(xii) Mortgagor shall promptly furnish to Mortgagee copies of such information and evidence as Mortgagee may request concerning Mortgagor’s due observance, performance and compliance with the terms, covenants and conditions of the Lease;

(xiii) Mortgagor shall not consent to the subordination of the Lease to any mortgage of the fee interest in the Property without Mortgagee’s prior written consent in each instance;

(xiv) any default under the Lease or any failure by Mortgagor to perform its obligations under the Lease following the giving of any notices required thereunder, and the expiration of any applicable grace or cure periods provided under the Lease shall constitute a default hereunder;

(xv) Mortgagor, at its sole cost and expense, shall execute and deliver to Mortgagee, within five (5) days after request, such documents, instruments or agreements as may be required to permit Mortgagee to cure any default under the Lease which continues beyond the expiration of any applicable grace or cure period;

(xvi) In the event of a proceeding under the Bankruptcy Code with respect to the lessor under the Lease, Mortgagor shall exercise all rights of a tenant to remain in possession of the Property pursuant to Section 365(h) of the Bankruptcy Code (11 U.S.C. § 365(h)), and Mortgagor shall not elect to treat the Lease as terminated under Section 365(h)(1) of the Bankruptcy Code (11 U.S.C. § 365(h)(1)). Any such election shall be void and of no force or effect;

(xvii) Mortgagor hereby unconditionally assigns, transfers and sets over to Mortgagee all of Mortgagor’s claims and rights to the payment of damages arising from any rejection by the lessor of the Lease under the Bankruptcy Code. Mortgagee shall have the right to proceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of the Lease, including, without limitation, the right to file and prosecute, to the exclusion of Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessor under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Obligations shall have been irrevocably satisfied and discharged in full and Mortgagee’s commitment to lend shall have terminated. Any amounts received by Mortgagee as damages arising out of the rejection of the Lease as aforesaid shall be applied first to all costs and expenses of Mortgagee (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in connection with the exercise of any of its rights or remedies under this Section 37;

(xviii) This Instrument shall attach to all of Mortgagor’s rights and remedies at any time arising under or pursuant to Section 365(h) of the Bankruptcy Code (11 U.S.C. § 365(h)), including, but not limited to, all of Mortgagor’s rights to remain in possession of the Property;

(xix) If, pursuant to Section 365(h)(2) of the Bankruptcy Code (11 U.S.C. § 365(h)(2)), Mortgagor seeks to offset against the rent reserved in the Lease the amount of any damages caused by the non-performance by the lessor under the Lease of any of such lessor’s obligations under the Lease after the rejection by such lessor of the Lease pursuant to the Bankruptcy Code, Mortgagor, prior to making such offset, shall notify Mortgagee of Mortgagor’s intent to do so, setting forth the amounts proposed to be offset and the basis for such offset. Mortgagee shall have the right to object to all or any part of such offset, and, in the event of such objection, Mortgagor shall not offset any of the amounts objected to by Mortgagee. If Mortgagee has failed to object to Mortgagor’s proposed offset within ten (10) days after notice from Mortgagor in accordance with the first sentence of this paragraph, Mortgagor may proceed to offset all or any part of the amounts set forth in Mortgagor’s notice. Neither Mortgagee’s failure to object to Mortgagor’s proposed offset, nor any objection or other communication between Mortgagee and Mortgagor relating to such offset shall constitute an approval of any such offset by Mortgagor. Mortgagor shall defend and hereby indemnifies and holds Mortgagee harmless from and against any and all claims, demands, actions, suits, proceedings, damages, losses, costs, and expenses of every nature whatsoever (including, but not limited to, legal fees and disbursements) arising from or relating to any offset by Mortgagor against the rent reserved in the Lease;

(xx) In the event any action, proceeding, motion, or notice shall be commenced or filed with respect to the Lease or the Property in connection with any case under the Bankruptcy Code, Mortgagee shall have the option, to the exclusion of the Mortgagor, to conduct and control any such litigation with counsel of Mortgagee’s choice. Mortgagee may proceed in its own name or in the name of Mortgagor in connection with any such litigation, and Mortgagor shall execute any and all powers, authorizations, consents, and other documents required by Mortgagee in connection therewith. Upon demand, Mortgagor shall pay to Mortgagee all costs and expenses (including, but not limited to, reasonable legal fees and disbursements) paid or incurred by Mortgagee in connection with the prosecution or conduct of any such litigation. Any such costs or expenses not paid by Mortgagor upon demand shall be added to the Obligations secured by this Instrument, shall bear interest until repaid by Mortgagor to Mortgagee at the Default Rate and shall be secured by this Instrument. Mortgagor shall not commence any action, suit, proceeding, or case, or file any application or make any motion, with respect to the Lease or any Sublease in any such case under the Bankruptcy Code without the prior written consent of the Mortgagee; and

(xxi) Mortgagor promptly shall notify, and provide a copy to, the Mortgagee of any information Mortgagor receives about any filing by or against the lessor under the Lease of a petition under the Bankruptcy Code. Mortgagor shall provide all information available to Mortgagor as of the date of such filing, including, but not limited to, the court in which such petition was filed and the relief sought therein. Mortgagor promptly shall deliver to Mortgagee copies of any and all notices, summons, pleadings, applications, any other documents received by Mortgagor in connection with any such petition and any proceedings relating to such petition.

The generality of the provisions of this Paragraph (a) of Section 37 relating to the Lease shall not be limited by other provisions of this Instrument setting forth particular obligations of Mortgagor which are also required of Mortgagor as tenant under the Lease.

(b) In the event of default by Mortgagor in the performance of any of its obligations under the Lease, including, but without limiting the generality of the foregoing, any default in the payment of any sums payable thereunder, following the giving of all required notices and expiration of any applicable grace and cure periods then, in each and every case, Mortgagee may, at its option, cause the default or defaults to be remedied and otherwise exercise any and all of the rights of Mortgagor thereunder in the name of and on behalf of Mortgagor. Mortgagor shall, on demand, reimburse Mortgagee for all advances made and expenses incurred by Mortgagee in curing any such default (including, without limiting the generality of the foregoing, reasonable attorneys’ fees and disbursements), together with interest thereon computed at the Default Rate from the date that such advance is made, to and including the date the same is paid to Mortgagee. The curing of any such default or defaults by Mortgagee shall not in any way cure a default or defaults and Mortgagee may enforce all rights and remedies provided hereunder.

(c) Mortgagor shall give Mortgagee notice of its intention to exercise each and every option, if any, to extend the term of the Lease, at least thirty (30) days prior to the expiration of the time to exercise such option under the terms thereof. If Mortgagor intends to extend the term of the Lease, it shall deliver to Mortgagee, with the notice of such decision, a copy of the notice of extension delivered to the lessor thereunder, together with the terms and conditions of such extension.

(d) Mortgagor shall use its best efforts to obtain and deliver to Mortgagee within twenty (20) days after written demand by Mortgagee, an estoppel certificate from the lessor under the Lease setting forth (i) the name of the lessee and the lessor thereunder, (ii) that the Lease is in full force and effect and has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (iii) the basic rent payable under the Lease, (iv) the date to which all rental charges have been paid by the lessee under the Lease, (v) whether a notice of default has been received by the lessor under the Lease which has not been cured, and if such notice has been received, the date it was received and the nature of the default, and (vii) whether there are any alleged defaults of the lessee under the Lease and, if there are, setting forth the nature thereof in reasonable detail, and (vii) if the lessee under the Lease shall be in default, the default.

(e) Anything contained herein to the contrary notwithstanding, this Instrument shall not constitute an assignment of the Lease within the meaning of any provision thereof prohibiting its assignment and Mortgagee shall have no liability or obligation thereunder by reason of its acceptance of this Instrument. Mortgagee shall be liable for the obligations of the lessee arising under the Lease for only that period of time which Mortgagee is in possession of the Property or has acquired, by foreclosure or otherwise, and is holding all of Mortgagor’s right, title and interest therein.

(f) It is hereby agreed that the fee title and Leasehold Estate shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates in either the lessor under the Lease, Mortgagor or a third party, whether by purchase or otherwise. If Mortgagor shall acquire fee title to the Land, or any other estate, title or interest in the Land demised under the Lease, or any portion thereof, then, immediately upon Mortgagor’s acquisition thereof, this Instrument automatically shall spread to cover Mortgagor’s interest in such leased property on the same terms, covenants and conditions as set forth herein. Upon such acquisition, Mortgagor, at its sole cost and expense, shall deliver to Mortgagee an ALTA Form B Mortgage Title Insurance Policy issued by First American Title Insurance Company, insuring that this Instrument, as so spread to cover Mortgagor’s interest in such leased property, is a valid first mortgage on Mortgagor’s interest therein. It is the intention of Mortgagor and Mortgagee that no documents, instruments or agreements shall be necessary to confirm the foregoing spread of this Instrument to cover Mortgagor’s interest in such leased property, as aforesaid, and that such spreader shall occur automatically upon the consummation of Mortgagor’s acquisition of such estate, title or interest to such leased property. Notwithstanding the foregoing, Mortgagor shall make, execute, acknowledge and deliver to Mortgagee or so cause to be made, executed, acknowledged and delivered to Mortgagee, in form satisfactory to Mortgagee, all such further or other documents, instruments, agreements or assurances as may be required by Mortgagee to confirm the foregoing spread of this Instrument to cover Mortgagor’s interest in such leased property. Mortgagor shall pay all expenses incurred by Mortgagee in connection with the preparation, execution, acknowledgment, delivery and/or recording of any such documents, including but without limiting the generality of the foregoing, all filing, registration and recording fees and charges, documentary stamps, mortgage taxes, intangible taxes, and attorneys’ fees, costs and disbursements.

(g) If the Lease shall be terminated prior to the natural expiration of its term due to default thereunder, and if, pursuant to the provision of the Lease, Mortgagee or its designee shall acquire from the lessor under the Lease a new lease of the Property, Mortgagor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

(h) Simultaneously with the establishment of the Capital Reserve Account (as such term is defined in the Lease) pursuant to and in accordance with the Lease, Mortgagor shall pledge and assign to Mortgagee, and grant to Mortgagee, a first priority security interest in and to all of Mortgagor’s right, title and interest to (i) the Capital Reserve Account, (ii) any and all balances, cash, credits, deposits in the Capital Reserve Account, (iii) all income thereon, including interest, whether now accrued or hereafter accruing, and (iv) any and all proceeds thereof, by entering into a pledge agreement in favor of Mortgagee (the “Pledge Agreement”) and delivering to Mortgagee a deposit account control agreement or similar agreement (“DACA”), by and between Mortgagor, Mortgagee and the depository bank maintaining the Capital Reserve Account and the Pledge Agreement and DACA shall in all cases be in form and substance reasonably acceptable to Mortgagor and Mortgagee. Mortgagor agrees to execute and deliver to Mortgagee any and all financing statements as Mortgagee may require to perfect a security interest with respect to the Capital Reserve Account. In addition, Mortgagee is hereby authorized to file said financing statements naming itself as secured party, and Mortgagor as debtor, with respect to the Capital Reserve Account. Mortgagor will pay to Mortgagee, upon demand, all third-party costs and expenses incurred by Mortgagee in preparing, negotiating and filing the Pledge Agreement, DACA and any and all financing statements, including, without limitation, attorney fees, and all such expenses and costs shall, until paid, become part of the Obligations and shall be secured by this Instrument.

38. Commercial Loans. Mortgagor hereby stipulates and warrants that the loans secured hereby are commercial loans, and that all of the proceeds of such loans will be used to finance in whole or part income producing business or activity.

[SIGNATURES BEGIN ON NEXT PAGE]

[Mortgage Signature Page]

Mortgagor has executed this Instrument or has caused the same to be executed by its duly authorized representatives as of the date first above written.

MORTGAGOR:

BETA TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Edward Eppler
Name:	Edward Eppler
Title:	Chief Financial Officer

S-1

STATE OF Vermont

           ) SS:

COUNTY OF Chittenden

I, the undersigned, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY that Edward Eppler the Chief Financial Officer of BETA TECHNOLOGIES INC., personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me in person and acknowledged that he signed and delivered the same instrument as his own free and voluntary act and as free and voluntary act of BETA TECHNOLOGIES INC., for the uses and purposes therein set forth.

GIVEN under my hand and official seal this 11th day of December, 2023.

/s/ Lindsay E. Staples
Notary Public

Sch. A-1

EXHIBIT A

Legal Description for Land

Being all of the land and premises, together with the property interests appurtenant thereto, as described in, and subject to the terms and conditions of. that certain Ground Lease between the City of Burlington, as Lessor, and Beta Technologies, Inc. as Lessee, elated July 28, 2022, a Memorandum of which was recorded on August 5, 2022 in Book 1669, Page 60 (reference to First Amendment to Memorandum of Ground Lease recorded November 9, 2023, in Book 1714 at Page 271 of the South Burlington Land Records and all as depicted on the plan prepared by Vermont Survey and Engineering, Inc.. entitled “ALTA/NSPS Land Title Survey Showing Areas to be Leased by BETA Technologies, Inc. on Lands of City of Burlington,” recorded August 5, 2022, in Map Slide 652.1. 652.2, and 652.3 of the South Burlington Land Records.

The Ground Lease describes the following parcels:

LEASE AREA A BOUNDARY DESCRIPTION

Beginning at an unmonumented point located at Northing 715896.39 Easting 1473130.37;

Thence South 48 degrees 42 minutes 45 seconds East a distance of 76.22 feet to an unmonumented point further described as being located at Northing 715846.10, Easting 1473187.65;

Thence South 48 degrees 42 minutes 45 seconds East a distance of 474.73 feet to an unmonumented point;

Thence South 48 degrees 42 minutes 45 seconds East a distance of 43.31 feet to an unmonumented point;

Thence South 11 degrees 29 minutes 39 seconds East a distance of 86.50 feet to an unmonumented point;

Thence South 04 degrees 03 minutes 21 seconds West a distance of 34.80 feet to an unmonumented point;

Thence South 57 degrees 49 minutes 23 seconds West a distance of 327.80 feet to an unmonumented point;

Thence South 41 degrees 12 minutes 21 seconds West a distance of 156.59 feet to an unmonumented point;

Thence North 48 degrees 47 minutes 10 seconds West a distance of 113.76 feet to an unmonumented point;

Thence South 56 degrees 44 minutes 55 seconds ‘\Vest a distance of 59.60 feet to an unmonumented point;

Thence along a curve with a radius of 212.16 feet a distance of 49.79 feet to an unmonumented point. said curve having a chord bearing of North 36 degrees 23 minutes 24 seconds West and a chord distance of 49.68 feet;

Thence along a curve with a radius of 197.86 feet a distance of 3 7.70 feet to an unmonumented point, said curve having a chord bearing of North 47 degrees 30 minutes 38 seconds West and a chord distance of 37.64 feet;

Thence North 67 degrees 59 minutes 04 seconds East a distance of 70.95 feet to an unmonumented point;

Thence North 27 degrees 17 minutes 42 seconds East a distance of 19.88 feet to an unmonumented point;

Thence North 49 degrees 02 minutes 50 seconds West a distance of 76.36 feet to an unmonumented point;

Thence South 41 degrees 12 minutes 31 seconds West a distance of 43.96 feet to an unmonumented point;

Thence North 48 degrees 47 minutes 29 seconds \Vest a distance of 87.99 feet to an unmonumented point;

Thence North 40 degrees 57 minutes 10 seconds East a distance of 43.57 feet to an unmonumented point;

Thence North 49 degrees 02 minutes 50 seconds West a distance of 117.36 feet to an unmonumented point;

Thence South 41 degrees 12 minutes 59 seconds West a distance of 15.00 feet to an unmonumented point;

Thence North 48 degrees 47 minutes 01 seconds West a distance of 94.83 feet to an unmonumented point;

Thence North 41 degrees 12 minutes 59 seconds East a distance of 14.56 feet to an unmonumented point;

Thence North 49 degrees 02 minutes 50 seconds West a distance of 166.33 feet to an unmonumented point;

Thence North 40 degrees 44 minutes 33 seconds East a distance of 152.59 feet to an unmonumented point;

Thence South 48 degrees 55 minutes 00 seconds East a distance of 136.57 feet to an unmonumented point;

Thence North 41 degrees 12 minutes 31 seconds East a distance of 5.35 feet to an unmonumented point;

Thence South 48 degrees 47 minutes 29 seconds East a distance of 5.98 feet to an unmonumented point;

Thence North 41 degrees 13 minutes 07 seconds East a distance of 359.12 feet to the point of beginning;

LEASE AREA B BOUNDARY DESCRIPTION

Beginning at an unmonumented point located at Northing 715422.94 Easting 1472689.30:

Thence South 30 degrees 14 minutes 45 seconds East a distance of 81.61 feet to an unmonumented point further described as being located at Northing 715352.45, Easting 1472730.41;

Thence along a curve with a radius of 144.05 feet a distance of 49.84 feet to an unmonumented point, said curve having a chord bearing of South 41 degrees 06 minutes 14 seconds West and a chord distance of 49.59 feet;

Thence along a curve with a radius of 144.05 feet a distance of 94.65 feet to an unmonumented point, said curve having a chord bearing of South 12 degrees 22 minutes 07 seconds West and a chord distance of 92.96 feet;

Thence South 87 degrees 22 minutes 29 seconds East a distance of 70.56 feet to an unmonumented point;

Thence along a curve with a radius of 296.53 feet a distance of 145.93 feet to an unmonumented point, said curve having a chord bearing of South 72 degrees 16 minutes 51 seconds East and a chord distance of 144.46 feet;

Thence along a curve with a radius of 293.36 feet a distance of 73.70 feet to an unmonumented point, said curve having a chord bearing of South 50 degrees 49 minutes 46 seconds East and a chord distance of 73.51 feet;

Thence along a curve with a radius of 289.97 feet a distance of 67.62 feet to an unmonumented point, said curve having a chord bearing of South 37 degrees 02 minutes 03 seconds East and a chord distance of 67.47 feet;

Thence along a curve with a radius of 295.20 feet a distance of 72.23 feet to an unmonumented point, said curve having a chord bearing of South 23 degrees 19 minutes 22 seconds East and a chord distance of 72.05 feet;

Thence along a curve with a radius of 295.79 feet a distance of 68.87 feet to an unmonumented point, said curve having a chord bearing of South 09 degrees 32 minutes 12 seconds East and a chord distance of 68.71 feet;

Thence along a curve with a radius of 406.82 feet a distance of 133.73 feet to an unmonumented point, said curve having a chord bearing of South 09 degrees 41 minutes 32 seconds West and a chord distance of 133.13;

Thence along a curve with a radius of 1520.03 feet a distance of 133.38 feet to an unmonumented point. said curve having a chord bearing of South 14 degrees 38 minutes 35 seconds West and a chord distance of 133.33 feet;

Thence along a curve with a radius of 1460.87 feet a distance of 52.93 feet to an unmonumented point. said curve having a chord bearing of South 11 degrees 05 minutes 53 seconds West and a chord distance of 52.92 feet:

Thence North 85 degrees 35 minutes 41 seconds \Vest a distance of 156.00 feet to an unmonumented point

Thence along a curve with a radius of 1153.13 feet a distance of 147.63 feet to an unmonumented point, said curve having a chord bearing of North 11 degrees 36 minutes 15 seconds East and a chord distance of 147.53 feet:

Thence along a curve with a radius of 1153.13 feet a distance of 27.35 feet to an unmonumented point, said curve having a chord bearing of North 15 degrees 57 minutes 05 seconds East and a chord distance of 27.35 feet:

Thence along a curve with a radius of 1150.59 feet a distance of 37.86 feet to an unmonumented point, said curve having a chord bearing of North 17 degrees 34 minutes 17 seconds East and a chord distance of 37.86 feet:

Thence along a curve with a radius of 160.16 feet a distance of 11.68 feet to an unmonumented point, said curve having a chord bearing of North 15 degrees 53 minutes 13 seconds East and a chord distance of 11.67 feet;

Thence North 09 degrees 55 minutes 55 seconds East a distance of 21.60 feet to an unmonumented point:

Thence along a curve with a radius of 160.17 feet a distance of 111.85 feet to an unmonumented point, said curve having a chord bearing of North 13 degrees 56 minutes 20 seconds \Vest and a chord distance of 109.59 feet:

Thence along a curve with a radius of 160.17 feet a distance of 76.68 feet to an unmonumented point, said curve having a chord bearing of North 47 degrees 39 minutes 36 seconds West and a chord distance of 75.95 feet;

Thence North 85 degrees 30 minutes 14 seconds West a distance of 6.04 feet to an unmonumented point;

Thence North 85 degrees 30 minutes 14 seconds West a distance of 31.62 feet to an unmonumented point;

Thence North 03 degrees 02 minutes 17 seconds East a distance of 76.89 feet to an unmonumented point:

Thence North 85 degrees 40 minutes 03 seconds West a distance of 127.83 feet to an unmonumented point;

Thence North 02 degrees 15 minutes 50 seconds East a distance of 217.29 feet to an iron rod;

Thence along a curve with a radius of 225.06 feet a distance of 102.81 feet to the point of beginning, said curve having a chord bearing of North 41 degrees 05 minutes 09 seconds East and a chord distance of 101.92 feet

LEASE AREA C BOUNDARY DESCRIPTION

Beginning at an unmonumented point located at Northing 715084.54 Easting 1473236.08;

Thence South 48 degrees 49 minutes 57 seconds East a distance of 20.95 feet to an iron rod further described as being located at Northing 715070. 75, Easting 1473251.85;

Thence South 03 degrees 16 minutes 52 seconds West a distance of 579.73 feet to an iron rod on the northerly right of way limit of Williston Road/US Route 2;

Thence westerly along the northerly right of way limit of US Route 2/Williston Road 215 feet more or less to an unmonumented point, said course further described with a tie with a bearing of North 85 degrees 42 minutes 39 seconds West a distance of 214.96 feet;

Thence along a curve with a radius of 634.9 l feet a distance of 228.05 feet to an unmonumented point, said curve having a chord bearing of North 14 degrees 12 minutes 47 seconds East and a chord distance of 226.83 feet;

Thence along a curve with a radius of 223.10 feet a distance of 75.43 feet to an unmonumented point, said curve having a chord bearing of North 35 degrees 26 minutes 58 seconds East and a chord distance of 75.08 feet;

Thence along a curve with a radius of 207.32 feet a distance of 69.37 feet to an unmonumented point. said curve having a chord bearing of North 32 degrees 24 minutes 20 seconds East and a chord distance of 69.05 feet;

Thence along a curve with a radius of 1453.07 feet a distance of 177.00 feet to an unmonumented point. said curve having a chord bearing of North 19 degrees 30 minutes 43 seconds East and a chord distance of 176.89 feet;

Thence along a curve with a radius of 201.65 feet a distance of 79.82 feet to the point of beginning said curve having a chord bearing of North 27 degrees 21 minutes 45 seconds East and a chord distance of 79.30 feet.

LEASE AREA D BOUNDARY DESCRIPTION

Beginning at an iron rod located at Northing 715129.00 Easting 1472613.74:

Thence South 85 degrees 40 minutes 03 seconds East a distance of 127.83 feet to an unmonumented point further described as being located at Northing 715119.35. Easting 1472741.20;

Thence South 03 degrees 02 minutes 17 seconds West a distance of 76.89 feet to an unmonumented point Thence South 85 degrees 30 minutes 14 seconds East a distance of 31.62 feet to an unmonumented point:

Thence South 01 degrees 01 minutes 44 seconds West a distance of 250.92 feet to an unmonumented point:

Thence South 88 degrees 17 minutes 40 seconds East a distance of 67.23 feet to an unmonumented point;

Thence along a curve with a radius of 1153.13 feet a distance of 147.63 feet to an unmonumented point, said curve having a chord bearing of South 11 degrees 36 minutes 15 seconds West and a chord distance of 147.53 feet;

Thence South 85 degrees 35 minutes 41 seconds East a distance of 156.00 feet to an unmonumented point;

Thence South 07 degrees 42 minutes 51 seconds West a distance of 97.36 feet to an unmonumented point:

Thence along a curve with a radius of 24.16 feet a distance of 27.89 feet to an unmonumented point on the northerly right of way limit of Williston Road/US Route 2, said curve having a chord bearing of South 39 degrees 15 minutes 06 seconds West and a chord distance of 26.37 feet

Thence westerly along the northerly right of way limit of US Route 2/Williston Road 188 feet more or less to an iron rod. said course further described with a tie with a bearing of North 85 degrees 42 minutes 39 seconds West a distance of 188.29 feet:

Thence westerly along the northerly right of way limit of US Route 2/Williston Road 151 feet more or less to an iron rod, said course further described with a tie with a bearing of North 85 degrees 42 minutes 41 seconds West a distance of 150.93 feet:

Thence North 02 degrees 34 minutes 30 seconds East a distance of 228.03 feet to an iron pipe:

Thence North 02 degrees 15 minutes 50 seconds East a distance of 362.31 feet to the point of beginning.

LEASE AREA E BOUNDARY DESCRIPTION

Beginning at an unmonumented point located at Northing 715984.64 Easting 1473308.64:

Thence South 48 degrees 45 minutes 52 seconds East a distance of 474.59 feet to an unmonumented point further described as being located at Northing 715671.82, Easting 1473665.53:

Thence South 41 degrees 05 minutes 05 seconds West a distance of 184.37 feet to an unmonumented point;

Thence North 48 degrees 42 minutes 45 seconds West a distance of 474.73 feet to an unmonumented point;

Thence North 41 degrees 07 minutes 49 seconds East a distance of 183.94 feet to the point of beginning.

EXHIBIT B

Lease

That certain ground lease (“Ground Lease”) dated July 28, 2022 by and between the CITY OF BURLINGTON, a Vermont municipal corporation (the “Ground Lessor”), and BETA TECHNOLOGIES INC., a Delaware corporation (“Ground Lessee”) pursuant to which Ground Lessor has leased to Ground Lessee the real estate described on Exhibit “A” to this Instrument and as more particularly described in the Ground Lease.

B-1

EXHIBIT C

Permitted Liens

(a) Liens for real estate Taxes, assessments or governmental charges or levies if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

(b) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than thirty (30) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(c) Liens imposed by law for building code laws and zoning regulations;

(d) Liens relating to an Approved Sublease (as such term is defined in the Credit Agreement);

(e) Liens relating to encumbrances referred to 111 Schedule B of Mortgagee’s title insurance policy insuring this Instrument; and

(f) Liens granted under the Security Documents.

C-1

EXHIBIT D

Assembly Facility

D-1

SCHEDULE A

Leasehold Fixtures

Area	Room Name	Room Number	Equipment
General	All spaces	N/A

Light fixtures - ceiling-mounted, pendant, and or recessed - and associated controls (manual, automatic, or programmable)

General purpose electrical/data/ communication devices

Life safety devices - pull stations, horns, strobes

Site	Electrical Service Yard - Primary	Front Elevation	Incoming primary service equipment and associated appurtenances

	Rainwater Harvesting – Greywater	Front Elevation	Collection tanks, booster pumps, electrical disconnects, hatches, distribution piping, and associated appurtenances to provide site irrigation and building greywater

	Rainwater Harvesting - Wetlands	Front Elevation	Collection tanks, sand filters, hatches, distribution piping, and associated appurtenances to treat roadway, parking area, and sidewalk rainwater prior to sending to adjacent wetlands

	Electrical Service Yard – Secondary	West Elevation	Transformers, panelboards, and associated appurtenances to support mechanical systems equipment

	Sewer Pump Station	Loading Dock	Pump station and associated appurtenances

Level 1	Final Assembly Area	100

Ductwork, diffusers, destratification fans, control devices, and associated appurtenances to provide conditioned air to the space (Note: Associated air handlers, pumps, etc. are located on the Mezzanine Catwalk; see below)

Electrical panels, transformers, communication panels, wireless access points, and associated appurtenances to provide distributed electrical and communication service to the assembly cells

Ceiling-mounted light fixtures and associated controls

Eye-wash station with instantaneous hot water heater

Electric watercooler and bottle filler

Sch. A-1

Area	Room Name	Room Number	Equipment

	Main Electrical Room	101	Electrical switchgear, transformers, panelboards and associated appurtenances to distribute power throughout the facility Fan coil unit and associated controls and appurtenances

	Inverter Room	102	Building line-side electrical panels and meters for PV array interconnection

	UPS	103	Ceiling-mounted light fixtures and associated controls Exhaust fan and associated controls and appurtenances

	Restroom – South	104	Sinks, water closets, recessed lighting, and wall-mounted toilet accessories Fan coil unit and associated controls and appurtenances

	Janitor Closet	105	Electric water heater, re-circulating pump, and associated appurtenances

	War Room (Conference Rm)	107	Fan coil unit and associated controls and appurtenances

	Forklift Charging	108	Electrical panels and associated breakers to serve future electrical forklift charging

	Compressed Air	109	Air compressor, pump, refrigerant dryer, Fan coil unit and associated controls and appurtenances

	Elevator No. 1	EL-1	Elevator-related equipment, sump pump, and associated appurtenances

	Elevator No. 1 – Machine Room	110	Electrical panels, lights, and elevator-related equipment and associated appurtenances

	Water Service Room	111	Flood control valve

	Shipping & Receiving	112	Dock levelers, overhead crane, trash compactor, cardboard bailer Hydronic unit heaters and fan coil units and associated controls and appurtenances

Sch. A-2

Area	Room Name	Room Number	Equipment

	S&R Office	113	N/A

	S&R Toilet	114	Sink, water closet, and wall-mounted toilet accessories

	Quality Control/Tooling	115	Overhead door and associated appurtenances Fan coil unit and associated controls and appurtenances

	Non-Conforming Material	115A	Light fixtures and associated controls

	Inventory	116	Overhead door and associated appurtenances Fan coil unit and associated controls and appurtenances

	Elevator No. 2	EL-2	Elevator-related equipment, sump pump, and associated appurtenances

	Elevator No. 2 - Machine Room	117	Electrical panels, lights, and elevator-related equipment and associated appurtenances

	Badging Area	118	Ceiling-mounted light fixtures and associated controls Fan coil unit and associated controls and appurtenances

	Badging Area Vestibule	119	Fan coil unit and associated controls and appurtenances

	Maintenance Shop	120	Fan coil unit and associated controls and appurtenances

	Electrical Room	121	Fan coil unit and associated controls and appurtenances

	Inverter Room	122	Building line-side electrical panels and meters for PV array interconnection Fan coil unit and associated controls and appurtenances

	Main Water Service Room	123	Water filtration skid and associated controls and appurtenances Electric water heater and associated controls and appurtenances Fan coil unit and associated controls and appurtenances

Sch. A-3

Area	Room Name	Room Number	Equipment

	Mechanical Room	124	Fan coil unit and associated controls and appurtenances

	Tel / Data Room	125	Fan coil unit and associated controls and appurtenances

	Toilet Room	126	Sink, water closet, and wall-mounted toilet accessories Fan coil unit and associated controls and appurtenances

	Restroom - North	127	Sinks, water closets, recessed lighting, and wall-mounted toilet accessories Fan coil unit and associated controls and appurtenances

	Restroom - North Vestibule	127A	N/A

	Inventory Office	128	N/A

	Stair 1 (South)	ST-1	Pull stations, standpipes and sprinklers, badge readers and associated appurtenances to support life safety and egress requirements Fan coil unit and associated controls and appurtenances

	Stair 2 (North)	ST-2

Cabinet unit heater, lights, pull stations, standpipes and sprinklers, badge readers and associated appurtenances to support life safety and egress requirements

Fan coil unit and associated controls and appurtenances

	Stair 3 (FAL Temp)	ST-3	N/A

	Stair 4 (Badging)	ST-4	Pull stations, standpipes and sprinklers, badge readers and associated appurtenances to support life safety and egress requirements

Level 2	Mezzanine Catwalk	200

Air handling units, energy wheel, ductwork, diffusers, destratification fans, pumps, piping, control devices, and associated appurtenances to provide conditioned air to the space

Electrical panels, transformers, wireless access points, and associated appurtenances to provide power and communication to the air handling equipment

Sch. A-4

Area	Room Name	Room Number	Equipment

	Vestibule	201	Fan coil unit and associated controls and appurtenances

	Lobby	202	Fan coil units and associated controls and appurtenances

	Consult Room	203	N/A

	Warming Kitchen	204	Mobile heating cabinet, ventless dish machine, heat lamps, toaster, coffee brewer Roof mounted exhaust fan, fan coil units, and associated controls and appurtenances

	Conference Room	205

	Dining Area	206	Fan coil units and associated controls and appurtenances

	Phone Booth	207	N/A

	Phone Booth	208	N/A

	IDF & AV Closet	209	Fan coil unit and associated controls and appurtenances

	Women’s Wellness	210	Light fixtures and associated controls

	Women’s Wellness Toilet	211	Sink, water closet, and wall-mounted toilet accessories Baby changing table and associated appurtenances

	Restroom - South	212	Sinks, water closets, recessed lighting, and wall-mounted toilet accessories

	Janitor Closet	213	Fan coil unit and associated controls and

	Electrical Room - Center	214	Fan coil unit and associated controls and

	Phone Booth	218	N/A

	Phone Booth	220	N/A

	Stair 4 Vestibule	221	N/A

	Storage	222	Fan coil unit and associated controls and

Sch. A-5

Area	Room Name	Room Number	Equipment

	Open Office	223	Light fixtures - ceiling-mounted, pendant, recessed - and associated controls Fan coils unit and associated controls and appurtenances

	Electrical Room - North	224	Fan coil unit and associated controls and

	Restroom - North	225	Sinks, water closets, recessed lighting, and wall-mounted toilet accessories Fan coil unit and associated controls and appurtenances

	IDF Room	226	Fan coil unit and associated controls and appurtenances

	Stair 1 (South)	ST-1	Pull stations, standpipes and sprinklers, badge readers and associated appurtenances to support life safety and egress requirements

	Stair 2 (North)	ST-2	Pull stations, standpipes and sprinklers, badge readers and associated appurtenances to support life safety and egress requirements

	Stair 3 (FAL Temp)	ST-3	N/A

	Stair 4 (Center Core)	ST-4	Pull stations, standpipes and sprinklers, badge readers and associated appurtenances to support life safety and egress requirements

Level 3	Not Used	300	N/A

		Lobby	301

	Multipurpose Room	302	Fan coil units and associated controls and appurtenances

	TBD	303	N/A

	Shower-ADA	304	N/A

	Shower	305	N/A

	Shower	306	N/A

	Shower	307	N/A

	Not Used	308	N/A

	Not Used	309	N/A

Sch. A-6

Area	Room Name	Room Number	Equipment

	Not Used	310	N/A

	Not Used	311	N/A

	Not Used	312	N/A

	Large Office	313	Fan coil unit and associated controls and appurtenances

	Restroom - South	314	Sinks, water closets, recessed lighting, and all-mounted toilet accessories

	Not Used	315	N/A

	Not Used	316	N/A

	Not Used	317	N/A

	Not Used	318	N/A

	Not Used	319	N/A

	Not Used	320	N/A

	Janitor Closet	321	Electric water heater, re-circulating pump, and associated appurtenances

	TBD	322	Fan coil unit and associated controls and appurtenances

	Not Used	323	N/A

	Water Heater Room	324	Recirculating pumps, water heater, and associated appurtenances Fan coil unit and associated controls and appurtenances

	Mechanical Room	325

Air handling units, energy wheel, ductwork, diffusers, destratification fans, pumps, piping, control devices, and associated appurtenances to provide conditioned air to the space

Electrical panels, transformers, wireless access points, and associated appurtenances to provide power and communication to the air handling equipment

Life safety devices - pull stations, horns, strobes

	MDF Room	326	Computer room air conditioning (CRAC) unit and associated appurtenances

Sch. A-7

Area	Room Name	Room Number	Equipment

	Electrical Room	327	Fan coil unit and associated controls and appurtenances

	Inventory	328	Fan coil units and associated controls and appurtenances

	Storage	328B	N/A

	Motor Manufacturing Area		Retractable power cord reels and associated appurtenances Exhaust hoods, fans, and associated appurtenances

	Wire Harness Assembly		Retractable power cord reels and associated

	Not Used	330	N/A

	IDF Room	331	Fan coil unit and associated controls and appurtenances

	Electrical Room	332	Fan coil unit and associated controls and appurtenances

	Restroom - North	333	Fan coil unit and associated controls and appurtenances

	Storage Room	334	Fan coil unit and associated controls and appurtenances

	Janitor Closet	335	Electric water heater, re-circulating pump, and associated appurtenances

	VPI Room	336	Exhaust hoods, fans, and associated appurtenances Floor-mounted gantry crane

	Stair 1 (South)	ST-1	N/A

	Stair 2 (North)	ST-2	N/A

	Stair 4 (Inventory)	ST-4	N/A

Roof	Low Roof	Loading Dock	Exhaust fan and associated appurtenances

Sch. A-8